Exhibit 99.1

Owens Corning Announces Third-Quarter 2025 Results

TOLEDO, Ohio – November 5, 2025 – Owens Corning (NYSE: OC), a building products leader, today reported third-quarter 2025 results.

•Reported Net Sales from Continuing Operations of $2.7 Billion, a 3% Decrease from Prior Year

•Produced Operating Cash Flow of $918 Million and Free Cash Flow of $752 Million

•Returned $278 Million to Shareholders through Dividends and Share Repurchases

•Recorded Non-Cash, Pre-Tax Impairment Charges of $780 Million Related to the Doors Business

•Posted Net Loss Margin from Continuing Operations of (18%) and Adjusted EBITDA Margin from Continuing Operations of 24%

•Delivered Diluted EPS from Continuing Operations of $(5.93) and Adjusted Diluted EPS from Continuing Operations of $3.67

“Our third-quarter financial results continue to demonstrate our ability to perform at a high level even in the face of challenging market conditions, as we see weakening residential demand trends in the U.S. impacting our volumes in both repair and remodel and new construction product lines. Through the strategic choices and structural improvements we have made, the new Owens Corning is operating with greater efficiency and outperforming previous cycles,” said Chair and Chief Executive Officer Brian Chambers. “As we navigate near-term market dynamics, we remain focused on maximizing our performance and investing in the growth of the enterprise to create long-term value for our customers and shareholders.”

Enterprise Performance from Continuing Operations

($ in millions, except per share amounts)	Third-Quarter				Nine Months
	2025	2024	Change		2025	2024	Change
Net Sales	$2,684	$2,763	$(79)	(3%)	$7,961	$7,277	$684	9%
Net (Loss) Earnings Attributable to OC1	(495)	287	N/A	N/A	94	821	N/A	N/A
As a Percent of Net Sales[1]	(18%)	10%	N/A	N/A	1%	11%	N/A	N/A
Adjusted EBITDA	638	705	(67)	(10%)	1,906	1,898	8	—%
As a Percent of Net Sales	24%	26%	N/A	N/A	24%	26%	N/A	N/A
Diluted EPS[1]	(5.93)	3.26	N/A	N/A	1.10	9.33	N/A	N/A
Adjusted Diluted EPS	3.67	4.05	(0.38)	(9%)	10.81	11.83	(1.02)	(9%)
Operating Cash Flow[2]	918	699	219	31%	1,196	1,216	(20)	(2%)
Free Cash Flow[2]	752	558	194	35%	629	766	(137)	(18%)

1 Reflects impact of non-cash, pre-tax impairment related to the Doors business. Refer to Table 1 for additional details.
2 Reflects full company performance inclusive of discontinued operations.

Enterprise Strategy Updates

•In the third quarter, Owens Corning maintained a high level of safety performance with a recordable incident rate (RIR) of 0.56.

•Owens Corning continues to invest in building a flexible, cost-effective manufacturing network that will support future growth, announcing Prattville, Alabama, as the location for its new shingle plant in the southeastern U.S. The plant will provide capacity for an underserved market and enhance service across the company's shingle network. The new plant is expected to come online in 2027.

•Owens Corning continues to optimize its Doors manufacturing network through footprint consolidation and synergy capture. The company is on track to exceed $125 million of enterprise cost synergies committed to by mid-2026, and is expected to achieve an additional $75 million of structural cost savings through operational improvements.

•Aligned with the company’s strategy to strengthen its market leadership in building products, the previously announced divestiture of Owens Corning’s glass reinforcements business continues to progress. The transaction is targeted for completion in 2025 and remains subject to regulatory approvals.

Cash Returned to Shareholders

•Owens Corning returned $278 million to shareholders through dividends and share repurchases during the third quarter. Year-to-date through the end of the third quarter, the company has returned more than $700 million of the $2 billion of cash it committed to returning to shareholders over 2025 and 2026. The company paid a quarterly cash dividend of $58 million and repurchased 1.4 million shares of common stock for $220 million. At the end of the quarter, 14.6 million shares were available for repurchase under the current authorizations.

“Our enterprise continues to generate strong cash flows in weaker markets, demonstrating the strength of the new Owens Corning. In the quarter, we did record a non-cash impairment adjustment in Doors reflecting the weak near-term market environment, but remain confident in the long-term outlook for the business,” said Executive Vice President and Chief Financial Officer Todd Fister. “We are focused on executing with discipline in more challenging markets to end 2025 and start 2026, investing in a more flexible and cost-effective manufacturing network, and returning significant cash to shareholders.”

Other Notable Highlights

•Owens Corning was recently recognized in the top 10 of the 100 Best Corporate Citizens list for the eighth consecutive year. The list recognizes outstanding corporate responsibility performance among the largest publicly traded companies in the U.S.

Third-Quarter Business Performance from Continuing Operations

•Owens Corning delivered adjusted EBITDA margins of 24% in the third quarter. These results reflect the company’s structural margin improvement driven by strategic choices and capital-efficient investments made over the past several years.

Segment Results ($ in millions)	Net Sales		EBITDA		EBITDA Margin
	Q3 2025	Q3 2024	Q3 2025	Q3 2024	Q3 2025	Q3 2024
Roofing	$1,240	$1,221	$423	$419	34%	34%
Insulation	941	1,008	212	248	23%	25%
Doors	545	573	56	89	10%	16%

Fourth-Quarter 2025 Outlook for Continuing Operations

•The key economic factors that impact the company’s business are residential repair activity, residential remodeling activity, U.S. housing starts, and commercial construction activity.

•Owens Corning expects residential new construction and remodeling to remain challenged with softer market conditions and year-end inventory destocking impacting all three businesses. The company expects near-term market demand for non-discretionary roofing repair activity to decline significantly in the fourth quarter, driven by lower storm activity and reduced distribution inventories versus prior year. Non-residential construction activity in North America is expected to be down slightly, and market conditions in Europe are anticipated to gradually improve.

•Owens Corning expects minimal fourth-quarter impact from tariff exposure as a result of long-term and short-term mitigation efforts, based on current tariff policies. In the fourth quarter, the company anticipates reducing its approximately $50 million tariff exposure to a net impact of about $10 million, primarily in the Doors business.

•For the fourth quarter, Owens Corning expects to continue to outperform prior cycles in the challenging market environment based on the structural improvements made to the company and its market-leading positions. It expects revenue from continuing operations to be down mid-to-high teens to approximately $2.1 billion to $2.2 billion. The enterprise expects to generate adjusted EBITDA margin from continuing operations of approximately 16% to 18%.

•Owens Corning remains committed to delivering the long-term targets provided at its May 2025 Investor Day, including revenue growth, an annual adjusted EBITDA margin of mid-20% for the enterprise, and $5 billion of cumulative free cash flow by 2028.

Current 2025 Financial Outlook

General Corporate EBITDA Expenses	Approximately $240 million[1]
Interest Expense	$250 million to $260 million[2]
Effective Tax Rate on Adjusted Earnings	24% to 26%
Capital Additions	Approximately $800 million[2]
Depreciation and Amortization	Approximately $650 million
1 General corporate EBITDA expenses previously $240 million to $260 million.
2 Reflects full company performance inclusive of discontinued operations.

Third-Quarter 2025 Conference Call and Presentation
Wednesday, November 5, 2025
9 a.m. Eastern Time

All Callers
•Live dial-in telephone number: U.S. 1.833.470.1428; Canada 1.833.950.0062; and other international locations +1.404.975.4839.
•Entry number: 912061. (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://events.q4inc.com/attendee/643547640

Telephone and Webcast Replay
•Telephone replay will be available one hour after the end of the call through November 18, 2025. In the U.S., call 1.866.813.9403. In Canada, call 1.226.828.7578. In other international locations, call +1.929.458.6194.
•Conference replay number: 394239.
•Webcast replay will be available for one year using the above link.

About Owens Corning

Owens Corning is a building products leader committed to building a sustainable future through material innovation. Our products provide durable, sustainable, energy-efficient solutions that leverage our unique capabilities and market-leading positions to help our customers win and grow. We are global in scope, human in scale with more than 25,000 employees in 31 countries dedicated to generating value for our customers and shareholders and making a difference in the communities where we work and live. Founded in 1938 and based in Toledo, Ohio, USA, Owens Corning posted 2024 sales of $11.0 billion. For more information, visit www.owenscorning.com.

Use of Non-GAAP Measures

Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors' understanding of the company's financial information. These non-GAAP measures include EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share attributable to Owens Corning common stockholders ("adjusted EPS") from continuing operations, adjusted pre-tax earnings from continuing operations, free cash flow, free cash flow conversion and net debt-to-adjusted EBITDA from continuing operations. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for adjusted EBITDA from continuing operations, Table 3 for adjusted earnings from continuing operations and adjusted EPS from continuing operations, and Table 8 for free cash flow and free cash flow conversion (annually).

For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted EPS from continuing operations, and adjusted pre-tax earnings from continuing operations) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. The company defines free cash flow as net cash flow provided by operating activities, less cash paid for property, plant and equipment. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company's mandatory debt service requirements. Free cash flow conversion is a non-GAAP liquidity measure used to measure the company’s efficiency in turning profits into free cash flow from its core operations. The company defines free cash flow conversion as free cash flow divided by adjusted earnings. Free cash flow and free cash flow conversion is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance.

Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and non-residential construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, and interest rate and financial markets volatility; additional changes to tariff, trade or investment policies or laws by the United States, or similar actions, including reciprocal actions, by foreign governments; availability and cost of energy and raw materials; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; our ability to achieve expected synergies, cost reductions and/or productivity improvements; issues related to acquisitions, divestitures and joint ventures or expansions; our ability to complete the announced divestiture of our glass reinforcements business on the expected terms and within the anticipated time period, or at all, which is dependent on the parties' ability to satisfy certain closing conditions; climate change, weather conditions and storm activity; legislation and related regulations or interpretations in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; uninsured losses or major manufacturing disruptions, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; loss of key employees and labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of November 5, 2025, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Megan James	Amber Wohlfarth
419.348.0768	419.248.5639

Owens Corning Company News / Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
NET SALES	$2,684	$2,763	$7,961	$7,277
COST OF SALES	1,927	1,912	5,621	4,985
Gross margin	757	851	2,340	2,292
OPERATING EXPENSES
Marketing and administrative expenses	240	258	764	677
Science and technology expenses	39	32	111	91
Goodwill impairment charge	780	—	780	—
Loss on sale of business	2	—	28	—
Other expense, net	23	89	72	258
Total operating expenses	1,084	379	1,755	1,026
OPERATING (LOSS) INCOME	(327)	472	585	1,266
Non-operating expense (income)	1	—	1	(1)
(LOSS) EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	(328)	472	584	1,267
Interest expense, net	65	69	192	148
(LOSS) EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	(393)	403	392	1,119
Income tax expense	102	118	300	302
Equity in net earnings of affiliates	—	2	1	4
NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS	(495)	287	93	821
Net earnings (loss) from discontinued operations attributable to Owens Corning, net of tax	1	34	(318)	84
NET (LOSS) EARNINGS	$(494)	$321	$(225)	$905

NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS	$(495)	$287	$93	$821
Net loss attributable to non-redeemable and redeemable noncontrolling interests	—	—	(1)	—
NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	(495)	287	94	821
Net earnings (loss) from discontinued operations attributable to Owens Corning, net of tax	1	34	(318)	84
NET (LOSS) EARNINGS ATTRIBUTABLE TO OWENS CORNING	$(494)	$321	$(224)	$905
(LOSS) EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic - continuing operations	$(5.93)	$3.30	$1.11	$9.42
Basic - discontinued operations	$0.01	$0.39	$(3.75)	$0.96
Basic	$(5.92)	$3.69	$(2.64)	$10.38

Diluted - continuing operations	$(5.93)	$3.26	$1.10	$9.33
Diluted - discontinued operations	$0.01	$0.39	$(3.73)	$0.95
Diluted	$(5.92)	$3.65	$(2.63)	$10.28

Table 2
Owens Corning and Subsidiaries
EBITDA Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBITDA are shown in the table below:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Restructuring excluding depreciation	$(7)	$—	$(19)	$(44)
Loss on sale of business	(2)	—	(28)	—
Impairment of venture investment	—	(13)	—	(13)
Gains on sale of certain precious metals	14	19	35	19
Strategic review-related charges	—	(16)	—	(33)
Paroc marine recall	—	(1)	(2)	(8)
Acquisition-related transaction costs	—	(2)	—	(49)
Acquisition-related integration costs excluding amortization	(9)	(53)	(15)	(74)
Recognition of acquisition inventory fair value step-up	—	(6)	—	(18)
Goodwill impairment charge	(780)	—	(780)	—
Total adjusting items	$(784)	$(72)	$(809)	$(220)

The reconciliation from Net (loss) earnings from continuing operations attributable to Owens Corning to Adjusted EBITDA from continuing operations is shown in the table below:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	$(495)	$287	$94	$821
Net loss attributable to non-redeemable and redeemable noncontrolling interests	—	—	(1)	—
NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS	(495)	287	93	821
Equity in net earnings of affiliates	—	2	1	4
Income tax expense	102	118	300	302
(LOSS) EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	(393)	403	392	1,119
Interest expense, net	65	69	192	148
(LOSS) EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	(328)	472	584	1,267
Depreciation and amortization	182	161	513	411
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION	(146)	633	1,097	1,678
Less: Adjusting items from above	(784)	(72)	(809)	(220)
ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$638	$705	$1,906	$1,898
Net sales	$2,684	$2,763	$7,961	$7,277
ADJUSTED EBITDA as a % of Net sales	24%	26%	24%	26%

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net (loss) earnings from continuing operations attributable to Owens Corning to adjusted earnings from continuing operations and a reconciliation from diluted (loss) earnings from continuing operations per share to adjusted diluted (loss) earnings from continuing operations per share are shown in the tables below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
RECONCILIATION TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS
NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	$(495)	$287	$94	$821
Adjustment to remove adjusting items and other adjustments (a)	784	72	809	246
Adjustment to remove adjusting items for depreciation and amortization (b)	16	1	25	8
Adjustment to remove tax (benefit)/expense on adjusting items and other adjustments (c)	(24)	(10)	(32)	(41)
Adjustment to tax expense (benefit) to reflect pro forma tax rate (d)	25	6	26	7
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS	$306	$356	$922	$1,041

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS	$(5.93)	$3.26	$1.10	$9.33
Adjustment to remove adjusting items (a)	9.40	0.82	9.48	2.80
Adjustment to remove adjusting items for depreciation and amortization (b)	0.19	0.01	0.29	0.09
Adjustment to remove tax (benefit)/expense on adjusting items (c)	(0.29)	(0.11)	(0.38)	(0.47)
Adjustment to tax (benefit) expense to reflect pro forma tax rate (d)	0.30	0.07	0.32	0.08
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS	$3.67	$4.05	$10.81	$11.83

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	83.4	87.0	84.7	87.2
Unvested restricted stock units and performance share units	—	0.9	0.6	0.8
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	83.4	87.9	85.3	88.0

(a)
Please refer to Table 2 "EBITDA Reconciliation Schedules" for additional information on adjusting items. Adjusting items shown here also include financing fees of $16 million relative to the term loan amortized to interest expense, net and $10 million for accumulated amortization that was included in integration costs for the nine months ended September 30, 2024.

(b)	To remove the impact of accelerated depreciation and amortization charges for restructuring projects and impairments which are excluded from adjusted earnings from continuing operations.
(c)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(d)	To compute adjusted earnings from continuing operations, we apply a full year pro forma effective tax rate to each quarter presented. For 2025, we have used a full year pro forma effective tax rate of 25%, which is the mid-point of our 2025 effective tax rate guidance of 24% to 26%. For comparability, in 2024 we have used an effective tax rate of 24%, which was our 2024 effective tax rate, excluding the adjusting items referenced in (a), (b) and (c).

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	September 30, 2025	December 31, 2024
CURRENT ASSETS
Cash and cash equivalents	$286	$321
Receivables, less allowance of $3 at September 30, 2025 and $4 at December 31, 2024	1,440	1,140
Inventories	1,423	1,327
Other current assets	154	163
Current assets of discontinued operations	424	427
Total current assets	3,727	3,378
Property, plant and equipment, net	3,994	3,818
Operating lease right-of-use assets	429	411
Goodwill	2,029	2,745
Intangible assets, net	2,609	2,680
Deferred income taxes	8	8
Other non-current assets	478	456
Non-current assets of discontinued operations	243	579
TOTAL ASSETS	$13,517	$14,075
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,316	$1,301
Current operating lease liabilities	82	83
Short-term debt	40	1
Long-term debt - current portion	436	32
Other current liabilities	615	654
Current liabilities of discontinued operations	180	226
Total current liabilities	2,669	2,297
Long-term debt, net of current portion	4,678	5,067
Pension plan liability	44	42
Other employee benefits liability	99	101
Non-current operating lease liabilities	372	348
Deferred income taxes	789	719
Other liabilities	322	286
Non-current liabilities of discontinued operations	106	95
Total liabilities	$9,079	$8,955
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid-in capital	4,240	4,228
Accumulated earnings	4,824	5,224
Accumulated other comprehensive deficit	(455)	(691)
Cost of common stock in treasury (c)	(4,211)	(3,685)
Total Owens Corning stockholders’ equity	4,399	5,077
Noncontrolling interests	39	43
Total equity	4,438	5,120
TOTAL LIABILITIES AND EQUITY	$13,517	$14,075
(a)10 shares authorized; none issued or outstanding at September 30, 2025, and December 31, 2024
(b)400 shares authorized; 135.5 issued and 82.2 outstanding at September 30, 2025; 135.5 issued and 85.4 outstanding at December 31, 2024
(c)53.3 shares at September 30, 2025, and 50.1 shares at December 31, 2024

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2025	2024
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$(225)	$905
Adjustments to reconcile net (loss) earnings to cash provided from operating activities:
Loss on discontinued operations	409	—
Depreciation and amortization	513	483
Loss on sale of business	28	—
Gains on sale of certain precious metals	(35)	(19)
Deferred income taxes	100	(55)
Stock-based compensation expense	54	74
Goodwill impairment charge	780	—
Other adjustments to reconcile net earnings to cash from operating activities	(24)	(8)
Changes in operating assets and liabilities	(372)	(147)
Pension fund contribution	(5)	(4)
Payments for other employee benefits liabilities	(7)	(8)
Other	(20)	(5)
Net cash flow provided by operating activities	1,196	1,216
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant, and equipment	(567)	(450)
Proceeds from the sale of assets or affiliates	63	114
Investment in subsidiaries and affiliates, net of cash acquired	—	(2,857)
Other	(9)	—
Net cash flow used for investing activities	(513)	(3,193)
NET CASH FLOW (USED FOR) PROVIDED BY FINANCING ACTIVITIES
Proceeds from long-term debt	—	1,968
Payments on long-term debt	(29)	(473)
Net proceeds from commercial paper notes	40	—
Proceeds from senior revolving credit and receivables securitization facilities	329	560
Payments on senior revolving credit and receivables securitization facilities	(329)	(560)
Proceeds from term loan borrowing	—	2,784
Payments on term loan borrowing	—	(2,800)
Dividends paid	(176)	(156)
Purchases of treasury stock	(583)	(388)
Finance lease payments	(34)	(29)
Other	(1)	(5)
Net cash flow (used for) provided by financing activities	(783)	901
Effect of exchange rate changes on cash	82	(28)
Net decrease in cash, cash equivalents and restricted cash	(18)	(1,104)
Cash, cash equivalents and restricted cash at beginning of period	369	1,623
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$351	$519

Cash, cash equivalents and restricted cash from continuing operations	$294	$464
Cash and cash equivalents from discontinued operations	57	55
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$351	$519

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Roofing
The table below provides a summary of net sales and EBITDA for the Roofing segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net sales	$1,240	$1,221	$3,663	$3,571
% change from prior year	2%	N/A	3%	N/A
EBITDA	$423	$419	$1,212	$1,194
EBITDA as a % of net sales	34%	34%	33%	33%

Insulation
The table below provides a summary of net sales and EBITDA for the Insulation segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net sales	$941	$1,008	$2,784	$2,939
% change from prior year	-7%	N/A	-5%	N/A
EBITDA	$212	$248	$662	$717
EBITDA as a % of net sales	23%	25%	24%	24%
Doors
The table below provides a summary of net sales and EBITDA for the Doors segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net sales	$545	$573	$1,639	$884
% change from prior year	-5%	N/A	85%	N/A
EBITDA	$56	$89	$199	$150
EBITDA as a % of net sales	10%	16%	12%	N/A

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)

Corporate, Other and Eliminations
The table below provides a summary of EBITDA for the Corporate, Other and Eliminations category:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Restructuring excluding depreciation	$(7)	$—	$(19)	$(44)
Loss on sale of business	(2)	—	(28)	—
Impairment of venture investment	—	(13)	—	(13)
Gains on sale of certain precious metals	14	19	35	19
Strategic review-related charges	—	(16)	—	(33)
Paroc marine recall	—	(1)	(2)	(8)
Acquisition-related transaction costs	—	(2)	—	(49)
Acquisition-related integration costs excluding amortization	(9)	(53)	(15)	(74)
Recognition of acquisition inventory fair value step-up	—	(6)	—	(18)
Goodwill impairment charge	(780)	—	(780)	—
General Corporate expense and other	(53)	(51)	(167)	(163)
EBITDA	$(837)	$(123)	$(976)	$(383)

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$918	$699	$1,196	$1,216
Less: Cash paid for property, plant and equipment	(166)	(141)	(567)	(450)
FREE CASH FLOW	$752	$558	$629	$766